As filed with the Securities and Exchange Commission on May 28, 2024.

Registration No. 333-78081

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
_____________________

MORGAN STANLEY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3145972 (I.R.S. Employer Identification No.)

1585 Broadway

New York, NY 10036

(Address of principal executive offices, including zip code)

Morgan Stanley Employee Stock Purchase Plan
Morgan Stanley Nonqualified Employee Stock Purchase Plan

(Full title of the plans)

Martin M. Cohen, Esq.

Counsel and Corporate Secretary

Morgan Stanley

1585 Broadway

New York, New York 10036

(212) 761-4000

(Name, address and telephone number of agent for service)

With a copy to:

Gillian Emmett Moldowan, Esq.

Allen Overy Shearman Sterling US LLP

599 Lexington Avenue, New York, NY 10022

(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Morgan Stanley (the “Registrant”) filed the Registration Statement on Form S-8 (Registration No. 333-78081) on May 7, 1999 (the “Original Form S-8”) to register 25,000,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable under the Morgan Stanley Employee Stock Purchase Plan (the “Qualified ESPP”). On December 20, 1999, a stock split of the Common Stock occurred, automatically doubling the remaining shares of Common Stock registered for issuance under the Original Form S-8.

On May 23, 2024, the Registrant’s shareholders approved the Morgan Stanley Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”, and together with the Qualified ESPP, the “Plans”) with a share capacity of 5,000,000 shares of Common Stock available for issuance, which shares were deducted from the share capacity of the Qualified ESPP and reallocated to the Nonqualified ESPP.

The Registrant is filing this Post-Effective Amendment No. 1 to the Original Form S-8 (this “Registration Statement”) solely to indicate that 5,000,000 of the shares of Common Stock that were registered on the Original Form S-8 for issuance under the Qualified ESPP are now issuable under the Nonqualified ESPP and not the Qualified ESPP.

Following the filing of this Post-Effective Amendment No. 1, there will be (x) 31,391,600 registered shares of Common Stock remaining available for issuance under the Qualified ESPP and (y) 5,000,000 shares of Common Stock registered for issuance under the Nonqualified ESPP. The contents of the Original Form S-8 are hereby incorporated by reference and made a part hereof, except to the extent as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the “Note” to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated as of their respective dates in this Registration Statement by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed;
(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;
(c)	the Registrant’s Current Reports on Form 8-K dated January 16, 2024, January 17, 2024, April 16, 2024 and May 23, 2024; and
(d)	the description of Common Stock contained on Exhibit 4.1 of the Form 10-K (including any amendment or report filed with the Commission for the purpose of updating such description).

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the securities offered hereby have been sold, or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article VIII of the Amended and Restated Certificate of Incorporation of the Registrant (“Certificate of Incorporation”) and Section 6.07 of the Amended and Restated Bylaws of the Registrant (“Bylaws”), each as amended to date, provide for the indemnification of the Registrant’s directors and officers. The Certificate of Incorporation provides that any person who is or was a director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent permitted from time to time by applicable law. In addition, the Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or a director or elected officer of a corporation, trust, limited liability company or other non-corporate business enterprise a majority of the capital stock (other than directors’ qualifying shares) of which is owned directly or indirectly by the Registrant (a “Subsidiary”) shall be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law. The right to indemnification under the Bylaws includes the right to be paid the expenses incurred in defending a proceeding in advance of its final disposition upon receipt (unless the Registrant upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.

The Registrant’s Bylaws also provide that the Registrant may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Registrant for the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a Subsidiary and to any person who is or was serving at the request of the Registrant or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant or a Subsidiary, to the fullest extent as the Bylaws provide with respect to indemnification of, and advancement of expenses for, directors and officers of the Registrant.

However, the Registrant’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be reduced by any amount such person collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

Under the Bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of the Registrant or a Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not the Registrant would have the power to indemnify that person against that expense, liability or loss under the provisions of applicable law.

The Registrant has in effect insurance policies for general officers’ and directors’ liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Number	Title of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Morgan Stanley, as amended to date (Exhibit 3.1 to Morgan Stanley’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022).
3.2	Amended and Restated Bylaws of Morgan Stanley (Exhibit 3.1 to Morgan Stanley’s Current Report on Form 8-K filed on December 8, 2023).
5.1	Opinion of Brown & Wood LLP regarding the validity of the securities being registered (incorporated by reference to Exhibit 5.1 of the Registrant’s Form S-8 filed with the Securities and Exchange Commission on May 7, 1999).
5.2*	Opinion of Allen Overy Shearman Sterling US LLP regarding the validity of the securities being registered.
15*	Letter of Awareness from Deloitte & Touche LLP.
23.1	Consent of Brown & Wood LLP (included in Exhibit 5.1).
23.2*	Consent of Allen Overy Shearman Sterling US LLP (included in Exhibit 5.2).
23.3*	Consent of Deloitte & Touche LLP.
24*	Powers of Attorney (included on signature page).
99.1	Morgan Stanley Employee Stock Purchase Plan (Exhibit 10.8 to the Form 10-K).
99.2	Morgan Stanley Nonqualified Employee Stock Purchase Plan (Annex A to Morgan Stanley’s proxy statement on DEF14A for its annual meeting in 2024).

*       Filed herewith.

Item 9. Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 28th day of May, 2024.

MORGAN STANLEY
(Registrant)

By:	/s/ Edward Pick
	Name:	Edward Pick
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Martin M. Cohen, Jeanne Greeley O’Regan, Tara Giannone and Thelma Ofori and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Registrant and in the capacities indicated as of this 28th day of May, 2024.

Signature	Title
/s/ Edward Pick Edward Pick	Chief Executive Officer (Principal Executive Officer)
/s/ Sharon Yeshaya Sharon Yeshaya	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Raja Akram Raja Akram	Deputy Chief Financial Officer (Chief Accounting Officer and Controller)
/s/ James P. Gorman James P. Gorman	Chairman of the Board
/s/ Megan Butler Megan Butler	Director
/s/ Thomas H. Glocer Thomas H. Glocer	Director
/s/ Robert H. Herz Robert H. Herz	Director
/s/ Erika H. James Erika H. James	Director

/s/ Hironori Kamezawa Hironori Kamezawa	Director
/s/ Shelley B. Leibowitz Shelley B. Leibowitz	Director
/s/ Stephen J. Luczo Stephen J. Luczo	Director
/s/ Jami Miscik Jami Miscik	Director
/s/ Masato Miyachi Masato Miyachi	Director
/s/ Dennis M. Nally Dennis M. Nally	Director
/s/ Mary L. Schapiro Mary L. Schapiro	Director
/s/ Perry M. Traquina Perry M. Traquina	Director
/s/ Rayford Wilkins, Jr. Rayford Wilkins, Jr.	Director

EXHIBIT INDEX

Certain of the following exhibits, as indicated parenthetically, were previously filed as exhibits to reports filed by Morgan Stanley under the Exchange Act and are hereby incorporated by reference to such reports. Morgan Stanley’s Exchange Act file number is 1-11758.

Number	Title of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Morgan Stanley, as amended to date (Exhibit 3.1 to Morgan Stanley’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022).
3.2	Amended and Restated Bylaws of Morgan Stanley (Exhibit 3.1 to Morgan Stanley’s Current Report on Form 8-K filed on December 8, 2023).
5.1	Opinion of Brown & Wood LLP regarding the validity of the securities being registered (incorporated by reference to Exhibit 5.1 of the Registrant’s Form S-8 filed with the Securities and Exchange Commission on May 7, 1999).
5.2*	Opinion of Allen Overy Shearman Sterling US LLP regarding the validity of the securities being registered.
15*	Letter of Awareness from Deloitte & Touche LLP.
23.1	Consent of Brown & Wood (included in Exhibit 5.1)
23.2*	Consent of Allen Overy Shearman Sterling US LLP (included in Exhibit 5.2).
23.3*	Consent of Deloitte & Touche LLP.
24*	Powers of Attorney (included on signature page).
99.1	Morgan Stanley Employee Stock Purchase Plan (Exhibit 10.8 to Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2023).
99.2	Morgan Stanley Nonqualified Employee Stock Purchase Plan (Annex A to Morgan Stanley’s proxy statement on DEF14A for its annual meeting in 2024).

*       Filed herewith.